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                                                                Exhibit 99.1

                         CONSENT SOLICITATION STATEMENT
                        PHIBRO ANIMAL HEALTH CORPORATION

                            SOLICITATION OF CONSENTS
                                   RELATING TO
                           105,000 UNITS CONSISTING OF
                $85,000,000 13% SENIOR SECURED NOTES DUE 2007 OF
                        PHIBRO ANIMAL HEALTH CORPORATION
                                       AND
                $20,000,000 13% SENIOR SECURED NOTES DUE 2007 OF
                     PHILIPP BROTHERS NETHERLANDS III B.V.

                               CUSIP NO. 71742QAC0

      Phibro Animal Health Corporation, a New York corporation (the "Company"), hereby solicits (the "Solicitation") consents (the "Consents") of the registered holders of units (the "Units") consisting of 13% Senior Secured Notes due 2007 (the "U.S. Notes") of the Company and 13% Senior Secured Notes due 2007 (the "Dutch Notes" and, together with the U.S. Notes, the "Notes") of Philipp Brothers Netherlands III B.V. (the "Dutch Issuer" and, together with the Company, the "Issuers"), upon the terms and subject to the conditions set forth in this Consent Solicitation Statement (as the same may be amended or supplemented from time to time, the "Consent Solicitation Statement") and in the accompanying DTC Participants' Consent Letter (the "Consent Letter" and, together with the Consent Solicitation Statement and the other documents relating to the Consent Solicitation delivered herewith, the "Solicitation Documents"), to the adoption of the Proposed Amendments (as described below) to the Indenture, dated as of October 21, 2003, as supplemented to the date hereof (the "Indenture"), among the Issuers, the guarantors named therein, and HSBC Bank USA, National Association, as trustee, under which the Notes were issued. The purpose of the Proposed Amendments is to permit the sale of substantially all of the facilities owned by Phibro Animal Health SA (formerly Phibro Animal Health (Belgium) SPRL ("Phibro Belgium"), a wholly owned subsidiary of the Dutch Issuer, in Rixensart, Belgium (the "Belgium Plant"), to reduce excess manufacturing capacity and to reduce operating expenses, and in furtherance thereof, to permit the maximum amount of indebtedness under the Company's domestic senior credit facility permitted under the Indenture to be increased from $15.0 million to $37.5 million and to permit the related transactions described herein.

      The Consent Solicitation is being made to all persons in whose name a Unit was registered at 5:00 p.m., New York City time, on November 16, 2004 (the "Record Date") and their duly designated proxies. As of November 16, 2004, all of the Units were held through The Depository Trust Company ("DTC") by participants in DTC ("DTC Participants") (such DTC Participants and other registered holders as of the Record Date are referred to herein as "Holders"). Holders must deliver (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes (the "Requisite Consent") underlying the Units to approve the Proposed Amendments. A beneficial owner of an interest in Units ("Beneficial Owner") held through a DTC Participant must complete and sign the Letter of Instructions and deliver it to such DTC Participant in order to cause a Consent to be given by such DTC Participant with respect to such Units. Promptly after receipt of the Requisite Consent, the Company will execute a supplemental indenture (the "Supplemental Indenture") that will give effect to the Proposed Amendments (subject to certain conditions). There will be no payment for the Consents.

      THE CONSENT SOLICITATION WILL EXPIRE AT 12:00 P.M., NEW YORK CITY TIME ON TUESDAY, NOVEMBER 23, 2004 (THE "EXPIRATION DATE"). SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THIS CONSENT SOLICITATION STATEMENT, THE COMPANY WILL ACCEPT ALL PROPERLY COMPLETED, EXECUTED AND DATED CONSENTS RECEIVED BY THE TABULATION AGENT (AND NOT SUBSEQUENTLY REVOKED) PRIOR TO THE EXPIRATION DATE. THE COMPANY RESERVES THE RIGHT TO TERMINATE OR EXTEND THE CONSENT SOLICITATION IN ITS SOLE DISCRETION. THE TERM "EXPIRATION DATE" SHALL MEAN THE TIME AND DATE ON OR TO WHICH THE CONSENT SOLICITATION IS SO TERMINATED OR EXTENDED. IN NO EVENT SHOULD A HOLDER TENDER OR DELIVER NOTES.

             The Information Agent for this Consent Solicitation is

                            JEFFERIES & COMPANY, INC.

      THE DATE OF THIS CONSENT SOLICITATION STATEMENT IS NOVEMBER 18, 2004.
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      Holders residing outside the United States who wish to deliver a Consent must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If the Company becomes aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, the Company will make a good faith effort to comply with the requirements of any such state or foreign jurisdiction. If, after such effort, the Company cannot comply with the requirements of any such state or foreign jurisdiction, the Consent Solicitation will not be made to (and Consents will not be accepted from or on behalf of) Holders in such state or foreign jurisdiction.

      No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Consent Solicitation Statement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. The delivery of this Consent Solicitation Statement at any time does not imply that the information herein is correct as of any time subsequent to its date.

                              AVAILABLE INFORMATION

      The Company, formerly Philipp Brothers Chemicals, Inc., is not subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but has voluntarily filed certain periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Those reports and other information so filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of those materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a site on the World Wide Web at http://www.sec.gov, which contains reports and other information regarding registrants that file electronically with or furnished to the Commission.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Company's Annual Report on Form 10-K for the year ended June 30, 2004, Quarterly Reports on Form 10-Q for the period ending September 30, 2004 are incorporated by reference in this Consent Solicitation Statement. All documents filed or furnished by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Consent Solicitation Statement and prior to the Expiration Date shall be deemed to be incorporated by reference in this Consent Solicitation Statement and to be a part of this Consent Solicitation Statement from the date of filing or furnishing of those documents. Any statement contained in this Consent Solicitation Statement or in a previously filed or furnished document incorporated or deemed to be incorporated by reference in this Consent Solicitation Statement shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained in this Consent Solicitation Statement or in any other subsequently filed or furnished document that also is or was deemed to be incorporated by reference in this Consent Solicitation Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.

      In addition, the Indenture (although not incorporated in this Consent Solicitation Statement and not deemed a part of this Consent Solicitation Statement) is available from the Company upon request.

      The information relating to the Company contained in this Consent Solicitation Statement should be read together with the information in the documents incorporated by reference.

      THIS CONSENT SOLICITATION STATEMENT INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED IN THIS CONSENT SOLICITATION STATEMENT OR DELIVERED WITH THIS CONSENT SOLICITATION STATEMENT. THOSE DOCUMENTS (OTHER THAN EXHIBITS TO THOSE DOCUMENTS UNLESS THOSE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS CONSENT SOLICITATION STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO THE COMPANY. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO OUR CHIEF FINANCIAL OFFICER AT OUR PRINCIPAL EXECUTIVE OFFICES, WHICH ARE LOCATED AT 1 PARKER PLAZA, 400 KELBY STREET, FORT LEE, NJ 07024, TELEPHONE NUMBER (201) 944-6020. SUCH DOCUMENTS ARE ALSO
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ELECTRONICALLY FILED WITH OR FURNISHED TO THE COMMISSION AND MAY BE LOCATED ON
THE WORLD WIDE WEB AT HTTP://WWW.SEC.GOV.

                          FORWARD - LOOKING STATEMENTS

      This Consent Solicitation Statement (including the documents incorporated by reference) contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "may," "could," "would," "should," "believe," "expect," "anticipate," "plan," "estimate," "target," "project," "intend," or similar expressions. These statements include, among others, statements regarding the Company's expected business outlook, anticipated financial and operating results, the Company's business strategy and means to implement the strategy, the Company's objectives, the amount and timing of capital expenditures, the likelihood of the Company's success in expanding its business, financing plans, budgets, working capital needs and sources of liquidity.

      Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on the Company's management's beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for the Company's products, the expansion of product offerings geographically or through new applications, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company's ability to control or predict. Such factors include, but are not limited to, the following:

      - the Company's substantial leverage and potential inability to service its debt

      -     the Company's dependence on distributions from its subsidiaries

      - risks associated with the Company's international operations and significant foreign assets

      -     the Company's dependence on its Israeli operations

      -     competition in each of the Company's markets

      -     potential environmental liability

      -     potential legislation affecting the use of medicated feed additives

      - extensive regulation by numerous government authorities in the United States and other countries

      - the Company's reliance on the continued operation and sufficiency of its manufacturing facilities

      -     the Company's reliance upon unpatented trade secrets

      -     the risks of legal proceedings and general litigation expenses

      -     potential operating hazards and uninsured risks

      -     the risk of work stoppages

      -     the Company's dependence on key personnel

      and others that are described in more detail in the Company's periodic filings with the Commission. The Company disclaims any intent or obligation to update forward looking statements, and otherwise claims the safe harbor protection for forward looking statements afforded under the Private Securities Litigation Reform Act of 1995.


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                                     SUMMARY

      THIS CONSENT SOLICITATION STATEMENT AND THE RELATED CONSENT AND LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE SOLICITATION.

      The following summary is provided solely for the convenience of the Holders of the Units. This summary is not intended to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere in this Consent Solicitation Statement and the more detailed information contained in the documents incorporated by reference in this Consent Solicitation Statement.

CONSENT FEE:                  No payment will be made for the Consents.

RECORD DATE:                  November 16, 2004. By giving a Consent hereunder,
                              a Holder will be deemed to automatically waive with respect to all Notes underlying such Holder's
                              Units the provision in Section 9.04 of the Indenture requiring that the Record Date be at least 30 days prior to the first solicitation of Consents.

EXPIRATION DATE:              The Expiration Date for the Consent Solicitation
                              will be 12:00 P.M., New York City time, on
                              Tuesday, November 23, 2004, unless extended by the Company. See "The Consent Solicitation -
                              Expiration Date; Extensions."

THE CONSENT SOLICITATION:     The Company is seeking Consents from Holders of
                              the Units to certain Proposed Amendments to the Indenture. When the Requisite Consents have been obtained, the Company and the Trustee will execute the Supplemental Indenture. If the Proposed
                              Amendments are adopted, then each Holder of Units will be bound by the Proposed Amendments even though that Holder did not consent to the Proposed
                              Amendments.

REQUISITE CONSENT:            Holders must grant (and not revoke) valid Consents
                              in respect of a majority in aggregate principal amount of all outstanding Notes underlying the Units to approve the Proposed Amendments.

                              As of the date of this Consent Solicitation
                              Statement, there were 105,000 Units outstanding, consisting of $85.0 million aggregate principal amount of U.S. Notes and $20.0 million aggregate principal amount of Dutch Notes.

PROCEDURES FOR DELIVERY
  OF CONSENTS:                Consents must be delivered to the Tabulation Agent
                              on or before the Expiration Date. DTC is expected to grant an omnibus proxy authorizing the DTC
                              Participants to deliver a Consent. Only registered owners of Units as of the Record Date or their duly designated proxies, including, for the purposes of this Consent Solicitation, DTC
                              Participants, are eligible to consent to the Proposed Amendments. Therefore, a beneficial owner of an interest in Units held in an account of a DTC Participant who wishes a Consent to be delivered must properly instruct such DTC
                              Participant to cause a Consent to be given in respect of such Units. See "The Consent
                              Solicitation - Consent Procedures."

REVOCATION OF CONSENTS:       Revocation of Consents may be made at any time
                              prior to 5:00 p.m., New York City Time on the first business day on which the Company


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                              receives the Requisite Consent and certifies to
                              the Trustee that the Requisite Consent has been obtained (the "Effective Date"), but only by the Holder that previously granted such Consent (or a duly designated proxy of such Holder). Consents may not be revoked at any time after the Effective Date, even if the Consent Solicitation is extended beyond the Expiration Date. See "The Consent Solicitation -- Revocation of Consents."

TABULATION AGENT:             HSBC Bank USA, National Association is serving as
                              Tabulation Agent (the "Tabulation Agent") in connection with the Solicitation. The Tabulation
                              Agent's contact information is listed on the back cover of this Consent Solicitation Statement.

INFORMATION AGENT:            Jefferies & Company, Inc. is serving as
                              Information Agent (the "Information Agent") in connection with the Solicitation. The Information
                              Agent's contact information is listed on the back cover of this Consent Solicitation Statement.


                                       4
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                                THE TRANSACTIONS

      The Company is seeking consents to permit it to sell its Belgium Plant and to consolidate the production operations of such plant at the Company's facility in Guarulhos, Brazil or to enter into alternative production arrangements and, in furtherance thereof, to permit the maximum amount of indebtedness under the Company's domestic senior credit facility permitted under the Indenture to be increased from $15.0 million to $37.5 to fund inventory build-up until the new source of virginiamycin is producing production quantities of virginiamycin and to finance the purchase of capital equipment necessary for such production. By selling the Belgium Plant on the terms and conditions described below, the Company expects to reduce excess manufacturing capacity and related overhead expense, and reduce the costs of closing the Belgium Plant and paying statutory severance payments to the workforce at such plant. The Company is exploring reducing the cost of manufacturing virginiamycin by utilizing lower wage and operating environments in Brazil, or reducing the required capital investment with toll manufacturing or other alternative production arrangements.

      In connection therewith, the Company intends to enter into the following transactions (the "Transactions"), each of which is subject to entering into definitive documentation containing customary representations, warranties, covenants and indemnities for a transaction of that type, and changes in the definitive economic terms from those described below which are not, individually or in the aggregate, material to the Company:

      Sale of Belgium Plant. The Company intends to sell substantially all of its facilities in Rixensart, Belgium to Glaxosmithkline Biologicals SA and/or affiliates thereof ("GSK") and transfer to GSK a majority of the employees of Phibro Belgium. GSK was a previous owner of such plant, and sold it to Pfizer SA in 1995, which sold it to Phibro Belgium in 2000. Such sale, as currently contemplated, would include the following elements: (i) the transfer of substantially all of the land and buildings and certain equipment of Phibro Belgium at the Belgium Plant for a purchase price of EUR 6.2 million, payable at closing; (ii) the transfer to GSK of a majority of the employees of Phibro Belgium and the corresponding responsibility for statutory severance obligations; (iii) GSK agreeing to be responsible for costs of cleaning-up, by demolition or otherwise, certain buildings not to be used by it, but for Phibro Belgium to reimburse GSK up to a maximum of EUR 0.7 million for such clean-up costs; (iv) in recognition of the benefits to the Company from the proposed transaction, Phibro Belgium agreeing to pay to GSK EUR 1.5 million within six months from the closing date, EUR 1.5 million within eighteen months from the closing date, EUR 1.5 million within thirty months from the closing date, and EUR 0.5 million within forty-two months from the closing date; (v) Phibro Belgium retaining certain excess land (valued at approximately EUR 0.4 million) and being able to sell such land for its own account; (vi) Phibro Belgium being responsible for certain plant closure costs and legally required severance indemnities in connection with workforce reductions, estimated in total to be EUR 7.7 million, of which an amount estimated to be approximately EUR 4.1 million would be payable at or around the closing and an aggregate amount so estimated to be approximately EUR 3.6 million would be payable over periods up to thirteen years; and (vii) Phibro Belgium retaining certain equipment at the Belgium Plant, and being able to sell such equipment for the account of Phibro Belgium or transfer such equipment, together with other assets and rights related to the production of virginiamycin, to the Company's restricted subsidiary in Brazil that owns the facility in Guarulhos or in connection with alternative production arrangements.

      The foregoing transactions and agreements are subject to a closing that is expected to occur no earlier than July 1, 2005 nor later than June 30, 2006.

      The Dutch Notes and related guaranties are secured by a mortgage on the Rixensart Plant which will be released in connection with the closing of the sale of the Belgium Plant to GSK.

      The US Notes and related guarantees will continue to require that they be secured by substantially all of the Company's assets and the assets of the Company's domestic restricted subsidiaries, other than real property and interests therein. In addition, the US Notes will continue to be secured by 65% of the voting stock and 100% of the non-voting stock of foreign subsidiaries owned by the Company and its domestic restricted subsidiaries. The Dutch Notes and related guarantees will continue to require that they be secured by a pledge of all of the accounts receivable, a security interest or floating charge on inventory to the extent permitted by applicable law, a pledge of 100% of the stock of each direct subsidiary of the Dutch Issuer and its restricted subsidiaries, a pledge of the intercompany loans made by the Dutch Issuer to its restricted subsidiaries, and a security interest on substantially all of the assets of the Company and its domestic restricted subsidiaries, other than real property and interests therein.

      Refinancing of Domestic Senior Credit Facility with the Proceeds of the Units. To provide the necessary funds to build inventory of virginiamycin until the Brazil plant or alternative supplier is able to produce production quantities of virginiamycin and to finance the purchase of capital equipment to fit out the Brazilian plant with equipment to produce virginiamycin, other than equipment transferred from the Belgium Plant, the Company needs to have the maximum amount of indebtedness under its domestic senior credit facility permitted under the Indenture increased from $15.0 million to $37.5 million. The Company intends to issue new Notes in the aggregate principal amount not to exceed $22.5 million to refinance a portion of the domestic senior credit facility and, therefore, needs to have the debt incurrence test modified for the issuance of the new Notes. The issuance of the new Notes will have the effect of reducing the maximum amount of indebtedness under the Company's domestic senior credit facility permitted under the Indenture by the aggregate principal amount of the new Notes issued. Borrowings under the domestic senior credit facility will continue to be subject to a borrowing base formula under the credit facility based on percentages of eligible domestic receivables and eligible domestic inventory.

                          INFORMATION ABOUT THE COMPANY

      The Company is a leading diversified global manufacturer and marketer of a broad range of animal health and nutrition products, specifically medicated feed additives (MFAs) and nutritional feed additives (NFAs), which are sold throughout the world predominantly to the poultry, swine and cattle markets. The Company is also a specialty chemicals manufacturer and marketer, serving numerous markets. Its principal offices are located at 1 Parker Plaza, 400 Kelby Street, Fort Lee, New Jersey 07024.

                            THE CONSENT SOLICITATION

GENERAL

      The Company is soliciting Consents from Holders of Units, upon the terms and subject to the conditions set forth in the Solicitation Documents, to the Proposed Amendments to the Indenture. See "Proposed Amendments to the Indenture." THE COMPANY RECOMMENDS THAT HOLDERS OF UNITS CONSENT TO THE PROPOSED AMENDMENTS.

      Consents may not be revoked at any time after the Effective Date, even if the Consent Solicitation is extended beyond the Expiration Date. By giving a Consent hereunder, a Holder will be deemed to automatically waive with respect to all Notes underlying such Holder's Units the provision in Section 9.04 of the Indenture requiring that the Record Date be at least 30 days prior to the first solicitation of Consents. If the Requisite Consent is received (and not revoked) on or before the Expiration Date, the Proposed Amendments will be effected by execution of the Supplemental Indenture by the Company, the Guarantors and the Trustee on or promptly after the Effective Date. No payment will be made for the Consents.

      The Company will be deemed to have accepted the Consents if, as and when it executes the Supplemental Indenture. Thereafter, all Holders, including non-consenting Holders, and all subsequent holders of Notes will be bound by the Proposed Amendments. Whether or not the Requisite Consent is received, if the Consent Solicitation is terminated for any reason before the Expiration Date, or the conditions thereto are neither satisfied nor waived, the Consents will be voided.

      In addition to the use of the mail, Consents may be solicited by officers and other employees of the Company, without any additional remuneration, in person, or by telephone, telegraph, or facsimile transmission. The Company has retained the Tabulation Agent and the Information Agent to aid in the solicitation of Consents.

      Before, during or after the Consent Solicitation, the Company and the Guarantors and any of their affiliates may purchase Notes in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise. Any future purchases will depend on various factors at that time.

REQUISITE CONSENT

      Holders must deliver (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes underlying the Units to approve the Proposed Amendments. As of the date hereof, there


                                       6
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were 105,000 Units outstanding, consisting of $85.0 million aggregate principal amount of U.S. Notes and $20.0 million aggregate principal amount of Dutch
Notes.

      The failure of a Holder to deliver a Consent (including any failure resulting from broker non-votes) will have the same effect as if such Holder had voted "Against" the Proposed Amendments.

EXPIRATION DATE; EXTENSIONS

      The Consent Solicitation will expire at 12:00 p.m., New York City Time, on Tuesday, November 23, 2004, unless terminated or extended by the Company in its sole discretion. The time and date of expiration of the Consent Solicitation is herein referred to as the "Expiration Date." Consents may be revoked at any time prior to the date on which the Company receives the Requisite Consents and certifies to the Trustee that such Requisite Consents have been obtained, but may not be revoked thereafter. See "Revocation of Consents."

      The Company reserves the right to extend the Consent Solicitation at any time and from time to time, whether or not the Requisite Consent has been received, by giving oral or written notice to the Tabulation Agent no later than 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Date. Any such extension will be followed as promptly as practicable by notice thereof by press release or other public announcement (or by written notice to the Holders). Such announcement or notice may state that the Company is extending the Consent Solicitation for a specified period of time or on a daily basis.

      The Company expressly reserves the right for any reason (i) to abandon, terminate or amend the Consent Solicitation at any time prior to the Expiration Date by giving oral or written notice thereof to the Tabulation Agent, and (ii) not to extend the Consent Solicitation beyond the last previously announced Expiration Date. Any such action by the Company will be followed as promptly as practicable by notice thereof by press release or by other public announcement (or by written notice to the Holders).

CONDITIONS OF THE CONSENT SOLICITATION

      The consummation of the Consent Solicitation is conditioned on (i) there being received by the Tabulation Agent (and not revoked), on or before the Expiration Date, the Requisite Consent, (ii) the execution of the Supplemental Indenture by the Company, the Guarantors and the Trustee, and (iii) the absence of any existing or proposed law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin or delay the implementation of the Proposed Amendments, the entering into of the Supplemental Indenture or question the legality or validity of any thereof.

FAILURE TO OBTAIN THE REQUISITE CONSENT

      In the event the Requisite Consent is not obtained and the Consent Solicitation is terminated, the Supplemental Indenture will not be executed and the Proposed Amendments will not become operative.

CONSENT PROCEDURES

      Only Holders (i.e., persons in whose name a Unit is registered or their duly designated proxies) may execute and deliver a Consent Letter. DTC is expected to grant an omnibus proxy authorizing DTC Participants to deliver a Consent Letter. Accordingly, for the purposes of this Consent Solicitation, the term "Holder" shall be deemed to mean record holders and DTC Participants who held Units through DTC as of the Record Date. In order to cause a Consent to be given with respect to Units held through DTC, such DTC Participant must complete and sign the appropriate form of Consent Letter, and mail or deliver it to the Tabulation Agent at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement pursuant to the procedures set forth herein and therein.


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
      A beneficial owner of an interest in Units ("Beneficial Owner") held through a DTC Participant must complete and sign the Letter of Instructions and deliver it to such DTC Participant in order to cause a Consent to be given by such DTC Participant with respect to such Units.

      Giving a Consent will not affect a Holder's right to sell or transfer the Units. All Consents received by the Tabulation Agent (and not revoked) on or before the Expiration Date will be effective notwithstanding a record transfer of such Units subsequent to the Record Date, unless the Holder revokes such Consent prior to the Expiration Date by following the procedures set forth under "Revocation of Consents" below.

      HOLDERS WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER, SEND BY OVERNIGHT COURIER OR FACSIMILE (CONFIRMED BY PHYSICAL DELIVERY) THEIR PROPERLY COMPLETED AND DULY EXECUTED CONSENT LETTERS TO THE TABULATION AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE BACK COVER PAGE HEREOF AND ON THE CONSENT LETTER IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN.

      CONSENTS SHOULD BE DELIVERED TO THE TABULATION AGENT, NOT TO THE COMPANY. HOWEVER, THE COMPANY RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY THE COMPANY.

      HOLDERS SHOULD NOT TENDER OR DELIVER NOTES AT ANY TIME.

      All Consents that are properly completed, signed and delivered to the Tabulation Agent, and not revoked, on or before the Expiration Date will be given effect in accordance with the specifications thereof. Holders who desire to consent to the Proposed Amendments should complete, sign and date, the appropriate form of Consent Letter included herewith and mail, deliver, send by overnight courier or facsimile (confirmed by physical delivery) the signed Consent Letter to the Tabulation Agent at the address or facsimile number listed on the back cover page of this Consent Solicitation Statement and on the Consent Letter, all in accordance with the instructions contained herein and therein.

      Consents by record Holders must be executed in exactly the same manner as such Holder('s)(s') name(s) are so registered. Consents by Holder(s) who are DTC Participants must be executed in exactly the same manner as such Holder(s) name(s) are registered with DTC. If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent form appropriate evidence of authority to execute the Consent. In addition, if a Consent relates to less than the total number of Units which such Holder holds directly or through DTC, the Holder must list the number of Units which such Holder holds to which the Consent relates. If no amount of Units as to which a Consent is delivered is specified, or if neither the "For" or "Against" box is marked with respect to such Units, but the Consent Letter is otherwise properly completed and signed, the Holder will be deemed to have consented to the Proposed Amendments with respect to the entire amount of Units which such Holder holds directly or through DTC.

      The registered ownership of a Unit as of the Record Date shall be proved by the Trustee, as registrar of the Units. The ownership of Units held through DTC by DTC Participants shall be established by a DTC security position listing provided by DTC as of the Record Date. All questions as to the validity, form and eligibility (including time of receipt) regarding the Consent procedures will be determined by the Company in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. The Company reserves the right to reject any or all Consents that are not in proper form or the acceptance of which could, in the opinion of the Company, or its counsel, be unlawful. The Company also reserves the right, subject to such final review as the Trustee prescribes for the proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular Consents. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as the Company determines. None of the Guarantors or the Company or any of their affiliates, the Tabulation Agent, the Trustee or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The Company's interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.

REVOCATION OF CONSENTS

      Each Holder who delivers a Consent pursuant to the Consent Solicitation will agree in the Consent Letter that it will not revoke its Consent after the Effective Date and that until such time it will not revoke its Consent except in accordance with the conditions and procedures for revocation of Consents provided below. Each properly completed and executed consent will be counted, notwithstanding any transfer of the Units to which such Consent relates, unless the procedure for revocation of Consents has been followed. The Company will make prompt public disclosure by press release of the occurrence of the Expiration Date.

      Prior to the Effective Date, any Holder may revoke any Consent given as to its Units or any portion of such Units. A Holder desiring to revoke a Consent must deliver to the Tabulation Agent at the address set forth on the back cover of this Consent Solicitation Statement and on the Consent Letter a written revocation of such Consent in the form of a subsequent Consent marked "Against" the Proposed Amendment, including the amount of Units to which such revocation relates and the signature of such Holder. A revocation of a Consent may only be rescinded by the execution and delivery of a new Consent, in accordance with the procedures herein described by the Holder who delivered such revocation.

      The revocation must be executed by such Holder in the same manner as the Holder's name appears on the Consent to which the revocation relates. If a revocation is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A Holder may revoke a Consent only if such revocation complies with the provisions of this Consent Solicitation Statement. A beneficial owner of Units who is not the Holder as of the Record Date of such Units must instruct the Holder of such Notes to revoke any Consent already given with respect to such Units.

      The Company reserves the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by the Company in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of the Guarantors, the Company, any of their affiliates, the Tabulation Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to given such notification.

TABULATION AGENT

      The Company has retained HSBC Bank USA, National Association as Tabulation Agent in connection with the Consent Solicitation. As Tabulation Agent, HSBC Bank USA, National Association will be responsible for collecting Consents. HSBC Bank USA, National Association will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses.

      Requests for assistance in filling out and delivering Consents or for additional copies of this Consent Solicitation Statement or the Consent Letter may be directed to the Tabulation Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

INFORMATION AGENT

      The Company has retained Jefferies & Company, Inc. as Information Agent. At any time, the Information Agent and its affiliates may trade the Notes for their own accounts, or for the accounts of their customers, and accordingly may hold long or short positions in such securities. Jefferies & Company, Inc. has provided, and expect to provide in the future, investment banking services to the Company and its affiliates, for which they have received and expect to receive customary fees and commissions.

                PROPOSED AMENDMENTS AND WAIVERS TO THE INDENTURE

PURPOSES AND EFFECTS

      The purpose of the Proposed Amendments is to permit the sale of substantially all of the facilities owned by Phibro Belgium, to permit the Company to consolidate the production operations of the Belgium Plant at the Company's facility in Brazil or to enter into alternative production arrangements and, in the furtherance thereof, to permit the maximum amount of indebtedness under the domestic senior credit facility permitted under the Indenture to be increased from $15.0 million to $37.5 million to fund inventory build-up until the new source of virginiamycin is producing production quantities of virginiamycin and to finance the purchase of capital equipment necessary for such production, allow for the issuance of up to $22.5 million of aggregate principal amount of new Notes to refinance a portion of the domestic senior credit facility, and to permit the related transactions described herein. The Supplemental Indenture will be executed by the Company and the Trustee promptly after the Effective Date and will become operative upon such execution.

PROPOSED AMENDMENTS

      Set out below is a summary description of the proposed modifications to the Indenture for which the Consents of the Holders are being solicited by this Consent Solicitation Statement. This description does not purport to be comprehensive or definitive and is qualified by reference to the full provisions of the existing Indenture and the provisions of the proposed Supplemental Indenture, copies of which may be obtained from the Company. The capitalized terms used in this Consent Solicitation Statement and not otherwise defined have the meanings given to them in the Indenture.

      The Proposed Amendments will become effective upon execution of the Supplemental Indenture.

SECTION 1.01 DEFINITIONS

      PROPOSED PROVISION.

      The following definitions would be added to the definitions contained in
Section 1.01 of the Indenture in the corresponding alphabetical order:

            "Belgium Equipment" means all equipment located at the Belgium
Plant.

            "Belgium Plant Sale and Virginiamycin Production Transactions" means the following transactions and payments, including payments required pursuant to the documents to evidence such transactions, each of which is subject to entering into definitive documentation containing customary representations, warranties, covenants and indemnities for a transaction of that type, and changes in the definitive economic terms which are not, individually or in the aggregate, material to the Company: (i) the transfer of substantially all of the land and buildings and certain equipment of Phibro Belgium at the Belgium Plant for a purchase price of EUR 6.2 million, payable at closing; (ii) the transfer to GSK of a majority of the employees of Phibro Belgium and the corresponding responsibility for statutory severance obligations; (iii) GSK agreeing to be responsible for costs of cleaning-up, by demolition or otherwise, certain buildings not to be used by it, but for Phibro Belgium to reimburse GSK up to a maximum of EUR 0.7 million for such clean-up costs;
      (iv) in recognition of the benefits to the Company from the proposed transaction, Phibro Belgium agreeing to pay to GSK EUR 1.5 million within six months from the closing date, EUR 1.5 million within eighteen months from the closing date, EUR 1.5 million within thirty months from the closing date, and EUR 0.5 million within forty-two months from the closing date; (v) Phibro Belgium retaining certain excess land (valued at approximately EUR 0.4 million) and being able to sell such land for its own account; (vi) Phibro Belgium being responsible for certain plant closure costs and legally required severance indemnities in connection with workforce reductions, estimated in total to be EUR 7.7 million, of which an amount estimated to be approximately EUR 4.1 million would be payable at or around the closing and an aggregate amount so estimated to be approximately EUR 3.6 million would be payable over periods up to thirteen years; and (vii) Phibro Belgium retaining any or all equipment at the

      Belgium Plant, and being able to sell such equipment for the account of Phibro Belgium or transfer such equipment, together with other assets and rights related to the production of virginiamycin, to the Company's Restricted Subsidiary in Brazil that owns the facility in Guarulhos or in connection with alternative production arrangements.

            "Belgium Plant" means the plant owned by Phibro Belgium in Rixensart, Belgium.

            "Belgium Purchase Agreement" means a Purchase Agreement between Phibro Belgium and GSK relating to the Belgium Plant Sale and Virginiamycin Production Transactions, and any related or ancillary agreements or instruments entered into by Phibro Belgium, GSK, their respective Affiliates and/or other persons in connection with the Belgium Plant Sale and Virginiamycin Production Transactions, in each case. as such agreements may be amended, modified or supplemented (so long as such amendments, modifications or supplements are not, individually or in the aggregate, materially adverse to the Company or the Holders).

            "GSK" means Glaxosmithkline Biologicals SA and/or Affiliates thereof.

            "Phibro Belgium" means Phibro Animal Health SA (formerly Phibro Animal Health (Belgium) SPRL).

      The following definitions contained in Section 1.01 of the Indenture would be amended as follows:

      "Permitted Investments". The following provision would be inserted as an additional last clause of the definition of "Permitted Investments":

            "and (xi) Investments in Restricted Subsidiaries of the Company in connection with the production of virginiamycin in an amount not to exceed the Fair Market Value of the Belgium Equipment plus $15.0 million."

            "Transactions". The definitions of "Transactions" would be amended as indicated.


            "Transactions" means, collectively, the Offering, the PMC Sale Transactions and the solicitation of consents with respect to the Company's Existing Notes to amendments to the indenture governing the Existing Notes, the Belgium Plant Sale and Virginiamycin Production Transactions and the offering of the Notes described in clause (xx) of the second paragraph under "-- Certain Covenants - Limitation on Incurrence of Indebtedness" to refinance a portion of the Credit Agreement and the solicitation of consents with respect to the Notes to amendments to the indenture to permit the foregoing."


SECTION 4.12.  LIMITATION ON INCURRENCE OF INDEBTEDNESS

            PROPOSED PROVISION. Clause (i) of Section 4.12 would be amended as indicated:


            "(i) Indebtedness of the Company and its Restricted Subsidiaries arising under the Credit Agreement, in an aggregate principal amount not to exceed at any time outstanding an amount equal to (w) $37.5 million; less (X) during the 30 day period preceding the date on which a scheduled payment of interest is due on the Notes, the aggregate amount of such interest, less (Y) during the 30 day period preceding the date on which a scheduled payment of interest is due on the Existing Notes, the aggregate amount of such interest, less (z) the aggregate principal amount of Notes issued pursuant to clause (xx) below;"


            The following provisions would be inserted as additional provisions in Section 4.12 following clause (xviii) of such section:

            "(xix) Indebtedness of the Company and its Restricted Subsidiaries arising under the Belgium Purchase Agreement; and"

            "(xx) Indebtedness of the Issuers and the Guarantors represented by the Additional Notes issued after the Issue Date in an aggregate principal amount not to exceed $22.5 million, the proceeds of which are used to refinance or replace Indebtedness incurred pursuant to clause (i) above, Exchange Notes issued in exchange for such Additional Notes and the related Guarantees and the Company Guarantee.

      SECTION 4.13. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

      PROPOSED PROVISION.  Section 4.13(6) would be amended as indicated:


            "(6) an agreement for the sale or disposition of assets or the Capital Stock of a Restricted Subsidiary; provided, however, that such restriction or encumbrance is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted by Section 4.16, provided further, however, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery (other than any such restriction or encumbrance contained in the Belgium Purchase Agreement);"


      SECTION 5.01. MERGER, CONSOLIDATION AND SALE OF ASSETS PROPOSED PROVISION

            PROPOSED PROVISION. The following provision would be inserted to the end of Section 5.01(b) as an additional provision thereof:

            "Notwithstanding the foregoing, the Dutch Issuer may permit, and there may be effected, the Belgium Plant Sale and Virginiamycin Production Transactions."



WAIVER OF CERTAIN PROVISIONS OF SECTION 9.04 OF THE INDENTURE

By giving a Consent hereunder, a Holder will be deemed to automatically waive with respect to all Notes underlying such Holder's Units the provision in
Section 9.04 of the Indenture requiring that the Record Date be at least 30 days prior to the first solicitation of Consents.

OMNIBUS CONSENT AND WAIVER

      In addition to the amendments described above, the Company is requesting that the holders of the Notes consent to such additional amendments and waivers to the Indenture not inconsistent with the foregoing that may be required to consummate the transactions described in this Consent Solicitation, including but not limited to certain conforming and related changes to the Indenture as appropriate in light of those amendments.

      The Company is seeking Consents to all the Proposed Amendments as a single proposal. Accordingly, a Consent purporting to consent to only some of the Proposed Amendments will not be valid.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following discussion summarizes certain material U.S. federal income tax consequences resulting from the Solicitation. This summary deals only with the Notes held as capital assets within the meaning of Section 1221 of the Code (as defined below) by United States Holders (as defined below).

      This discussion does not describe all of the tax consequences that may be relevant to a Holder in light of the Holder's particular circumstances or to Holders subject to special rules, such as:

      -     certain financial institutions;

      -     insurance companies;

      -     dealers in securities or foreign currencies;

      - persons holding Notes as part of a "straddle," "hedge" or "conversion" transaction;

      - United States Holders (as defined below) whose functional currency is not the U.S. dollar;

      -     U.S. expatriates;

      - partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

      -     persons subject to the alternative minimum tax;

      -     subchapter S corporations; and

      -     tax exempt entities.

      In addition, this discussion does not consider the effect of any applicable foreign, state, local or other tax laws.

      This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, in each case as of the date of this Statement, changes to any of which subsequent to the date of this Statement may affect the tax consequences described in this Statement.

      PERSONS CONSIDERING THE CONSENT SOLICITATION ARE URGED TO CONSULT THEIR OWN TAX ADVISERS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS, AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTIONS.

UNITED STATES HOLDERS

      As used in this Statement, the term "United States Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

      -     a citizen or resident of the United States;

      - a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

      - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

      - a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

      The statements regarding U.S. federal income tax considerations set out below assume that the Notes were issued, and transfers of the Notes and payments on the Notes have been and will continue to be made, in accordance with the Indenture.

      The U.S. federal income tax consequences to a United States Holder of Notes as a result of the adoption of the Proposed Amendments will depend on whether, under applicable Treasury regulations, the adoption of the Proposed Amendments results in a "significant modification" of the Notes and, if so, whether such adoption results in a recapitalization within the meaning of
Section 368(a)(1)(E) of the Code.

      Under applicable Treasury regulations, the modification of a debt instrument, such as the Notes, is a significant modification resulting in a deemed exchange of the Notes for new Notes (the "New Notes," and that exchange, a "Deemed Exchange") if, based on all the facts and circumstances, and taking into account all modifications of the relevant Notes collectively, the legal rights and obligations under the Notes are altered in a manner that is "economically significant." For this purpose, changes in the legal rights and obligations with respect to the U.S. Notes determine whether there is a significant modification of the U.S. Notes, and changes in the legal rights and obligations with respect to the Dutch Notes determine whether there is a significant modification of the Dutch Notes. A modification that adds, deletes or alters customary accounting or financial covenants is not considered a significant modification under these regulations. The Company believes that the Proposed Amendments are alterations of customary financial covenants and are otherwise not economically significant. Nevertheless, because the issue is not entirely free from doubt, there exists some risk that under the applicable Treasury regulations the adoption of the Proposed Amendments would cause the U.S. Notes, and possibly the Dutch Notes (referred to collectively in this section as the "Old Notes") to be treated as having been exchanged for new debt instruments.

      If the Proposed Amendments are adopted, and such adoption does not result in a Deemed Exchange, United States Holders of Notes would not recognize any income, gain or loss for U.S. federal income tax purposes as a result of such adoption, and such Holders would recognize income in respect of the Old Notes at the same times and in the same amounts as such Holders would have recognized had the Proposed Amendments not been adopted. The Company intends to take a position that the adoption of the Proposed Amendments will not result in a Deemed Exchange.

      It is unlikely that debt instruments with an original term to maturity of less than five years, such as the Old Notes and the New Notes, would be treated as "securities" for purposes of Section 368(a)(1)(E) of the Code. Thus, if the adoption of the Proposed Amendments were considered to result in a Deemed Exchange, it is not expected that the exchange would be treated as a recapitalization (and therefore, a tax-free reorganization).

      If the Deemed Exchange were not to qualify for treatment as a tax-free recapitalization, a United States Holder of the Old Notes would recognize gain or loss for U.S. federal income tax purposes upon the Deemed Exchange in an amount equal to the difference between (i) the Holder's adjusted tax basis in the Old Notes on the date of the Deemed Exchange and (ii) the issue price of the New Notes deemed to be received in exchange therefor (with gain or loss being determined with respect to the U.S. Notes and the Dutch Notes separately). Generally, a United States Holder's "adjusted tax basis" for a Note will be equal to the cost of the Note to the Holder (generally, the portion of the cost of the related Unit that was allocable at the time of purchase to the Note), increased, if applicable, by any market discount (described below) previously included in income by the Holder under an election to include market discount in gross income currently as it accrues (including any market discount included in the taxable year of the sale prior to the date of sale), and reduced (but not below zero) by the accrual of any amortizable bond premium which the United States Holder has previously elected to offset against interest payments on the Note. Although the matter is not free from doubt, the Company believes, and intends to take the position that, the Old Notes were not, and the New Notes will not be, traded on an established securities market within the meaning of applicable Treasury regulations and, as a result, that the issue price of the New Notes would be their principal amount. Subject to the treatment of a portion of any gain as ordinary income to the extent of any market discount accrued on the Old Notes (and not previously included in income by the Holder) to, and accrued and untaxed interest as of, the date of the Deemed Exchange, such gain or loss would be long-term capital gain or loss if the Holder held the Old Notes for more than one year on the date of the Deemed Exchange. UNITED STATES HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS WITH RESPECT TO APPLICABLE RATES, HOLDING PERIODS AND NETTING RULES FOR CAPITAL GAINS AND LOSSES.

      If adoption of the Proposed Amendments resulted in a Deemed Exchange that did not qualify for treatment as a tax-free recapitalization and the Internal Revenue Service were to assert successfully that the Notes are publicly traded, a Holder would recognize taxable gain or loss equal to the difference (if any) between the fair market value of the New Note at the time of the Deemed Exchange (except for the portion of the issue price deemed attributable to accrued interest) and the Holder's adjusted tax basis in the Old Note. Any resulting gain would be treated as provided above, while any resulting loss may be capitalized into basis of the New Notes under the "wash sale" rules of Section 1091 of the Code. Subject to a statutory de minimis exception, if the fair market value of the New Note immediately after the adoption of the Proposed Amendments were less than its principal amount, the New Note would have original issue discount for U.S. federal income tax purposes, which would be included in the United States Holder's gross income on a constant yield basis in advance of receipt of cash attributable to that discount over the remaining term of the Notes.

      An exception to the capital gain treatment described above may apply to a United States Holder who purchased a Note with "market discount." Subject to a statutory de minimis exception, market discount is the excess of the principal amount of the Note over the United States Holder's tax basis in the Note immediately after its acquisition by the Holder. In general, unless the United States Holder has elected to include market discount in income currently as it accrues, any gain realized by a United States Holder on the sale of a Note having market discount will be treated as ordinary income to the extent of the market discount that has accrued (on a straight line basis or, at the election of the United States Holder, on a constant yield basis) while the Note was held by the United States Holder.

      If the adoption of the Proposed Amendments were considered to result in a Deemed Exchange and the Old Notes and the New Notes were treated as "securities" for purposes of Section 368(a)(1)(E) of the Code, then the exchange would be treated as a recapitalization (and therefore, a tax-free reorganization). In such event, United States Holders of the Old Notes would not recognize any gain or loss on the Deemed Exchange, except that such Holders would recognize ordinary income to the extent that the New Notes are treated as received in satisfaction of accrued but untaxed interest on the Old Notes. Holders would obtain a tax basis in the New Notes equal to their tax basis in the Old Notes deemed to be surrendered therefor and would have a holding period for the New Notes that includes the holding period for the Old Notes; provided that the tax basis of any New Note (or portion thereof) treated as received in satisfaction of accrued interest would equal the amount of such accrued interest, and the holding period for such New Note (or portion thereof) would not include the holding period of the Old Notes. Even if the adoption of the Proposed Amendments were treated as a tax-free recapitalization, if the Internal Revenue Service were to assert successfully that the Notes are publicly traded, and the fair market value of the New Note immediately after the adoption of the Proposed Amendments were less than its principal amount, then the New Note would have original issue discount for U.S. federal income tax purposes, which would be included in the United States Holder's gross income on a constant yield basis in advance of receipt of cash attributable to that discount over the remaining term of the Notes.

                      CERTAIN NETHERLANDS TAX CONSEQUENCES

      The adoption of the Proposed Amendments will have no Netherlands tax consequences for Holders of the Dutch Notes, whether or not Holders are residents of the Netherlands for Netherlands tax purposes. This statement is based on Netherlands tax legislation, published case law, treaties, rules, regulations and similar documentation, in force as of the date of this Consent Solicitation, without prejudice to any amendments introduced at a later date and implemented with retroactive effect. However, each Dutch Note Holder should consult a professional adviser with respect to the tax consequences that may be relevant to such Holder in light of the Holder's particular circumstances.

      HOLDERS OF NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE CONSEQUENCES OF THE ADOPTION OF THE PROPOSED AMENDMENTS.



                                    PHIBRO ANIMAL HEALTH CORPORATION
                                    November 18, 2004

      In order to give a Consent, a Holder should mail, hand deliver, send by overnight courier or facsimile (confirmed by physical delivery) a properly completed and duly executed Consent Letter, and any other required documents, to the Tabulation Agent at its address set forth below. Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement or related documents may be directed to the Tabulation Agent at one of its telephone numbers set forth below.

                  THE TABULATION AGENT FOR THE SOLICITATION IS:

                       HSBC BANK USA, NATIONAL ASSOCIATION


          First
Class/Registered/Certified
          Mail:              Express Delivery only:        By Hand only:

      HSBC Bank USA,             HSBC Bank USA,            HSBC Bank USA,
   National Association       National Association      National Association
    One Hanson Place,          One Hanson Place,         One Hanson Place,
       Lower Level                Lower Level               Lower Level
 Brooklyn, New York 11243   Brooklyn, New York 11243  Brooklyn, New York 11243
  Attn: Corporate Trust      Attn: Corporate Trust     Attn: Corporate Trust
   Tel: (800) 662-9844        Tel: (800) 662-9844       Tel: (800) 662-9844


                     Facsimile Transmission: (718) 488-4488

                 THE INFORMATION AGENT FOR THE SOLICITATION IS:

                            JEFFERIES & COMPANY, INC.

                                  Travis Black
                            Telephone: (973) 912-2762

      Requests for assistance or additional copies of this Consent Solicitation Statement, the Consent Letter and other related documents may also be directed to the Company or the Information Agent. You may also contact your broker, dealer, commercial bank, trust company or nominee for assistance concerning the Solicitation.